Exhibit 99.1

For Further Information Contact
Eddie Northen (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. COMPLETES ACQUISITION OF MARIETTA-BASED

NORTHWEST EXTERMINATING

ATLANTA -- August 1, 2017 - Rollins, Inc. (NYSE: ROL) announced today that it has completed its acquisition of Northwest Exterminating Co., Inc.’s pest control business. Northwest will continue to operate as a separate business, and one of Rollins’ Specialty Brands, along with HomeTeam, Western Pest Services and Waltham.

Based in Marietta, Ga., Northwest was established in 1951 and services approximately 120,000 customers in Georgia, South Carolina, Tennessee, Alabama, and North Carolina. Pest control industry trade publication PCT Magazine listed Northwest as the 17th largest pest control operator in the country in its most recent 2017 list, making it the largest Rollins acquisition since it acquired HomeTeam Pest Defense in 2008.

“Northwest’s goal has always been to provide extraordinary customer service, which aligns with Rollins’ mission—to be the best service company in the world,” said John Wilson, President and Chief Operating Officer of Rollins Inc. “We are eager for them to join us, and we look forward to sharing best practices and working together to grow our business.”

Steve Phillips, now General Manager of Northwest added, “Our Northwest family is excited to join Rollins, and we anticipate the tremendous growth opportunities for both our business and our employees. Most importantly, we look forward to continuing to take care of our team and our customers.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include Northwest’s continuing to operate as a separate business as one of the Company’s Specialty Brands; the expectation that Rollins and Northwest will work together to grow the business; the tremendous growth opportunities that the transaction provides and the expectation that Northwest will continue to take care of its team and customers. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company’s pest and termite process reforms and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016.